Exhibit 99.2

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Financial Statements

December 31, 2014, 2013 and 2012

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Stockholders

Explorer Pipeline Company:

We have audited the accompanying consolidated financial statements of Explorer Pipeline Company and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income and retained earnings, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Explorer Pipeline Company and its subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014, in accordance with U.S. generally accepted accounting principles.

/s/KPMG LLP

Tulsa, Oklahoma

February 13, 2015

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2014 and 2013

Assets	2014	2013
Current assets:
Cash and cash equivalents	$32,767,094	39,236,791
Accounts receivable – trade	53,181,162	49,413,284
Accounts receivable – affiliated companies	3,964,962	10,754,440
Income tax receivable	4,145,651	9,681,303
Unbilled revenue – other	3,898,820	3,125,139
Unbilled revenue – affiliated companies	503,514	571,507
Materials and supplies	10,257,344	9,158,537
Other current assets	11,742,296	11,656,776

Total current assets	120,460,843	133,597,777

Property, plant and equipment, at cost (note 3)	862,119,923	815,665,009
Accumulated depreciation	(389,802,181)	(369,081,738)

Net property, plant and equipment	472,317,742	446,583,271
Deferred charges and other assets	16,393,126	17,417,719

Total assets	$609,171,711	597,598,767

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2014 and 2013

Liabilities and Stockholders’ Equity	2014	2013
Current liabilities:
Accounts payable	$38,322,379	50,423,097
Accrued expenses and other current liabilities (note 6)	8,078,903	10,899,547
Accrued interest	4,648,636	5,069,034
Current installments of unsecured notes and revolver (note 4)	16,363,636	16,363,636

Total current liabilities	67,413,554	82,755,314

Long-term debt (note 4):
Series N note, 4.85%, due 2015	—	5,000,000
Series O note, 6.15%, due 2017	250,000,000	250,000,000
Series K note, 6.76%, due 2017	9,090,909	13,636,364
Series L note, 7.01%, due 2022	47,727,273	54,545,455
Advancing term debt	12,000,000	—

Total long-term debt, net of current installments	318,818,182	323,181,819
Commitments and contingencies (note 8)
Deferred interest income	1,702,074	2,470,745
Other noncurrent liabilities (note 6)	33,296,797	23,446,027
Deferred income taxes	77,665,367	78,828,186

Total liabilities	498,895,974	510,682,091

Stockholders’ equity:
Common stock, $1 par value per share. Authorized and issued 21,920 shares	21,920	21,920
Accumulated other comprehensive loss	(8,980,775)	(4,499,024)
Retained earnings	119,234,592	91,393,780

Total stockholders’ equity	110,275,737	86,916,676

Total liabilities and stockholders’ equity	$609,171,711	597,598,767

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Statements of Income and Retained Earnings

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Revenues:
Operating revenue	$339,764,749	299,287,081	227,818,649
Other income	2,700,323	2,287,539	74,467,879

Total revenues	342,465,072	301,574,620	302,286,528

Costs and expenses:
Operations and maintenance	120,521,479	96,456,631	74,399,079
General and administrative	35,949,800	34,168,679	29,831,081
Taxes, other than income taxes	9,289,983	8,980,741	9,462,069
Depreciation and amortization	23,270,900	22,585,098	22,248,601
Interest expense	20,086,300	21,172,109	22,113,501
Impairment loss	—	—	8,698,391

Total costs and expenses	209,118,462	183,363,258	166,752,722

Income before income taxes	133,346,610	118,211,362	135,533,806

Income taxes:
Current income taxes (note 5)	47,162,926	39,970,513	48,169,960
Deferred income tax expense (note 5)	1,526,232	3,522,563	1,278,885

Total income taxes	48,689,158	43,493,076	49,448,845

Net income	84,657,452	74,718,286	86,084,961
Retained earnings, beginning of year	91,393,780	84,167,174	41,045,412

Retained earnings, available	176,051,232	158,885,460	127,130,373

Less dividends	(56,816,640)	(67,491,680)	(42,963,199)

Retained earnings, end of year	$119,234,592	91,393,780	84,167,174

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Net income	$84,657,452	74,718,286	86,084,961
Other comprehensive income (loss), net of tax:
Pension and other postretirement benefits	(4,481,751)	6,487,678	1,594,761

Comprehensive income	$80,175,701	81,205,964	87,679,722

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Cash flows from operating activities:
Cash received from customers	$342,080,661	297,496,935	198,087,217
Cash paid to suppliers and employees	(168,944,661)	(123,495,533)	(105,762,152)
Other income received	2,700,323	2,287,538	2,037,879
Interest paid (net of amounts capitalized)	(21,275,369)	(21,899,979)	(21,945,594)
Income taxes paid	(41,627,274)	(51,759,125)	(44,483,048)
Ad valorem and other taxes paid	(9,289,983)	(8,980,741)	(9,462,069)

Net cash provided by operating activities	103,643,697	93,649,095	18,472,233

Cash flows used in investing activities:
Capital expenditures	(48,206,323)	(19,124,885)	(15,123,699)
Proceeds from the sale of assets	123,443	—	75,000,000
Return on investment	(10,000)	16,297	—

Net cash (used in) provided by investing activities	(48,092,880)	(19,108,588)	59,876,301

Cash flows from financing activities:
Payment of financing costs	(840,238)	(498,005)	(67,112)
Repayment of long term notes	(16,363,636)	(16,363,636)	(16,363,636)
Proceeds from long-term borrowing	12,000,000	—	—
Proceeds from settlement of interest rate swap	—	3,077,000	—
Dividends paid	(56,816,640)	(67,491,680)	(42,963,199)

Net cash used in financing activities	(62,020,514)	(81,276,321)	(59,393,947)

Net (decrease) increase in cash and cash equivalents	(6,469,697)	(6,735,814)	18,954,587
Cash and cash equivalents, beginning of year	39,236,791	45,972,605	27,018,018

Cash and cash equivalents, end of year	$32,767,094	39,236,791	45,972,605

Reconciliation of net income to net cash provided by operating activities:
Net income	$84,657,452	74,718,286	86,084,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,270,900	22,585,098	22,248,601
Noncash portion of change in value of interest rate swap	(768,671)	(329,431)	—
Gain on sale of assets	—	—	(72,430,000)
Impairment loss	—	—	8,698,391
Deferred income tax expense	1,526,232	3,522,563	1,278,885
Decrease (increase) in accounts receivable and unbilled revenue	2,315,912	(1,790,148)	(29,731,434)
Decrease in interest and other receivables	—	568,795	77,834
(Increase) decrease income tax receivable	5,535,652	(9,681,303)	—
(Increase) in materials and supplies	(1,098,807)	(960,471)	(165,932)
Decrease (increase) in other current assets	(85,520)	3,390,230	(6,434,332)
Decrease (increase) in deferred charges and other assets	952,340	(4,601,970)	—
(Decrease) increase in accounts payable, accrued expenses and
other current liabilities	(14,921,362)	7,168,682	5,068,271
(Decrease) increase in accrued interest	(420,398)	(967,235)	90,073
Increase (decrease) in income tax payable	—	(2,107,309)	3,686,915
Increase in other noncurrent liabilities	2,679,967	2,133,308	—

Net cash provided by operating activities	$103,643,697	93,649,095	18,472,233

Supplemental disclosure of noncash items:
Change in fair value of interest rate swap and corresponding change in fair value of long-term debt	$—	470,103	905,322
Impact of pension accounting:
Increase (decrease) in accrued expenses and other current liabilities	$7,170,802	(10,396,287)	(2,551,614)
Increase (decrease) to accumulated other comprehensive loss	4,481,751	(6,487,678)	1,594,761
Decrease (increase) to deferred income tax liability	2,689,051	(3,908,608)	(956,853)

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Explorer Pipeline Company and subsidiary (the Company) owns and operates an approximate 1,830 mile common carrier petroleum products pipeline system. Products shipped include gasoline, jet fuel, diesel and diluent. The system extends from Gulf Coast refineries and import facilities in Texas and into the mid-western United States. Through connections with other product pipelines, the Company serves more than seventy major population centers in sixteen states. Approximately 19%, 21% and 29% of the Company’s operating revenues were derived from its owner companies in 2014, 2013 and 2012 respectively. Operating revenues include revenues from 10 significant nonaffiliated customers of approximately 51%, 55% and 51% of operating revenues in 2014, 2013 and 2012 respectively. The Company is dependent upon continued demand in the population centers it serves for petroleum products and availability of product to its customers.

The pipeline operations of the Company are subject, as to rate filings, accounting, and other matters, to the regulatory authority of the Federal Energy Regulatory Commission (FERC).

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Explorer Pipeline Services Company. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(d)	Transportation Revenue

Transportation revenue is recorded at delivery, except that one half of the revenue on shipments in transit at year end is accrued.

(e)	Materials and Supplies

Materials and supplies are stated at the lower of average cost or market.

(f)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, including any allocable amount of administrative and other costs incurred in connection with the construction of the pipeline. Retirements and sales of property, plant and equipment are charged to accumulated depreciation as prescribed by FERC when related specific assets cannot be identified. Depreciation is provided by the straight line method at rates prescribed by FERC which are in accordance with US GAAP. These rates range from 2.25% to 20.00% per annum.

8	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

(g)	Impairments

Long lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)	Deferred Charges and Other Assets

Deferred charges and other assets consist of tank heels, environmental insurance receivable, and deferred loan costs that are being amortized over the lives of the related loans. Amortization expense related to deferred loan costs was $922,491, $898,153 and $598,693 for 2014, 2013 and 2012 respectively, and is reflected in depreciation and amortization on the consolidated statements of income and retained earnings.

(i)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(j)	Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee compensation. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The Company also sponsors a defined benefit healthcare plan for substantially all retirees and employees.

The Company records annual amounts relating to its pension and postretirement plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes

9	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.

(k)	Environmental Remediation Contingencies

Liabilities for environmental remediation contingencies, environmental remediation costs arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The costs for a specific clean-up site are discounted if the aggregate amount of the obligation and the amount and timing of the cash payments for that site are fixed or reliably determinable based upon information derived from the remediation plan for that site. Recoveries from third parties that are probable of realization are separately recorded, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of a remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries for environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The discounted and undiscounted amount of the environmental remediation obligations net of insurance receivable is $6,718,590 and $8,099,554, respectively, as of December 31, 2014 and $6,275,242 and $7,674,045, respectively, as of December 31, 2013. The discounted liability and insurance receivable is reflected in other non-current liabilities and deferred charges and other assets, respectively, on the consolidated balance sheets.

(l)	Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. These estimates include fair value of derivative instruments, depreciation periods for property, plant and equipment, pension obligations, and environmental remediation contingencies.

(m)	Derivative Instruments and Hedging Activities

The Company uses interest rate swaps to manage interest rate risk. All derivative instruments are recorded at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair values, cash flows, or foreign currencies. If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other

10	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

comprehensive income (outside earnings) and subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness, as well as the ineffective portion of the hedge, are reported in earnings immediately.

(n)	Asset Retirement Obligations

The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of the fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. After the initial measurement of the asset retirement obligation, the liability is adjusted at the end of each reporting period to reflect changes in the estimated future cash flows underlying the obligation. Determination of any amounts recognized is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. If the obligation is settled for an amount other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.

The Company is obligated by contractual or regulatory requirements to remove facilities or perform other remediation upon retirement of the Company’s assets. However, management is not able to reasonably determine the fair value of the asset retirement obligations since future dismantlement and removal dates are indeterminate. The Company will record such asset retirement obligations in the period in which more information becomes available to reasonably estimate the settlement dates of the retirement obligations. As of December 31, 2014 and 2013, there was no asset retirement obligation recorded.

(o)	Reclassifications

Certain reclassifications have been made in the prior years’ consolidated financial statements to conform to the current year’s presentation.

(2)	Company Ownership

The Company’s stockholders at December 31, 2014 are:

	Shares	Percentage
EXPL Pipeline Investment LLC	1,490	6.80%
Phillips 66 Pipeline LLC	2,386	10.88%
Shell Pipeline Company LP	7,885	35.97%
MPL Investment LLC	5,372	24.51%
Phillips 66 Company	1,879	8.57%
Sunoco Pipeline L.P.	2,908	13.27%

Total shares authorized and issued	21,920	100.00%

11	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

(3)	Property, Plant and Equipment

A summary of property, plant and equipment by class of asset is as follows:

	December 31
	2014	2013
Land	$9,822,408	9,682,408
Rights-of-way	23,182,414	23,182,414
Line pipe, fittings and pipeline	376,725,958	373,932,910
Buildings	17,730,875	17,367,105
Pumping and station equipment and tanks	344,025,929	339,730,855
Office furniture, vehicles and other assets	33,596,512	31,266,016
Noncarrier property	277,306	277,306
Construction in progress	56,758,521	20,225,995

	$862,119,923	815,665,009

Total depreciation of property, plant and equipment for 2014, 2013 and 2012 was $22,348,409, $21,686,945 and $21,649,908 respectively. The Company had no capitalized interest for 2014, 2013 and 2012.

(4)	Debt

Effective August 21, 2014 the Company has a commercial paper program supported by a renegotiated $100,000,000 revolving credit agreement with a $75,000,000 advancing term loan facility with, Bank of Oklahoma, JP Morgan Chase, BANCFIRST, and US Bank, which expires August 21, 2019. The Company had a commercial paper program supported by an $80,000,000 revolving credit agreement with, JP Morgan Chase, Bank of Oklahoma and US Bank, which was scheduled to expire August 19, 2015, but was renegotiated effective August 21, 2014. This revolving credit agreement allows outstanding commercial paper and draws on the revolver to be classified as noncurrent. There were no amounts outstanding under the commercial paper program or revolver at December 31, 2014 and 2013. There was $12,000,000 outstanding on the advancing term loan as of December 31, 2014.

The Company also has long term debt outstanding under the Series K, L, N and O unsecured notes. Required annual principal payments are as follows:

2015	$16,363,636
2016	11,963,636
2017	261,963,636
2018	7,418,182
2019	17,018,182
Thereafter	20,454,546

12	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

The notes have certain restrictive financial debt covenants, the most significant of which are a leverage ratio and coverage ratio covenant. The Company was in compliance with all restrictive financial debt covenants as of December 31, 2014 and 2013.

(5)	Income Taxes

Income tax expense for the years ended December 31, 2014, 2013 and 2012 consists of:

	2014	2013	2012
Current:
Federal	$43,379,628	36,676,943	45,408,894
State	3,783,298	3,293,570	2,761,066

	47,162,926	39,970,513	48,169,960

Deferred:
Federal	1,410,099	3,274,053	1,205,580
State	116,133	248,510	73,305

	1,526,232	3,522,563	1,278,885

	$48,689,158	43,493,076	49,448,845

Temporary differences between the consolidated financial statement carrying amounts and tax basis of property, plant and equipment (principally differences in depreciation), certain accrued liabilities, and pension and other postretirement benefit plan liabilities gave rise to substantially all of the net deferred tax liability at December 31, 2014, 2013 and 2012.

The effective tax rate exceeds the U.S. federal income tax rate of 35% in 2014, 2013 and 2012 primarily due to state income taxes.

(6)	Pension and Other Postretirement Benefits

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee’s compensation.

In addition to the defined benefit pension plan, the Company makes available postretirement medical and life benefits to all retired employees and their eligible dependents. For the year ended December 31, 2014, participants under the age of 65 were eligible to receive reimbursement through a Health Reimbursement Account for eligible premium expenses associated with health insurance enrollment. For the 2014 Plan Year, eligible retirees were eligible for up to $400 per month of eligibility and eligible retirees plus eligible dependents were eligible for up to $1,100 per month of eligibility. Life insurance for participants under the age of 65 was contributory and participants paid 30% of the active premium for the face amount of life benefits. Upon reaching age 65, participants paid all of any Part D Prescription Plan and 30% of the fully insured rate for the cost of medical benefits with the Company paying the full cost for life benefits.

13	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

For the year ended December 31, 2013, the plan was contributory and participants under age 65 paid approximately 35% of the cost of medical benefits and 30% of the active premium for the face amount of life benefits. Upon reaching age 65, participants paid 30% of the cost of medical benefits with the Company paying the full cost for life benefits. For the year ended December 31, 2012, the plan was contributory and participants under age 65 paid approximately 35% of the cost of medical benefits and 30% of the active premium for the face amount of life benefits. Upon reaching age 65, participants paid all of any Part D Prescription Plan and 25% of the remaining fully insured rate with the Company paying the full cost for life benefits.

The measurement date used to determine pension and other postretirement benefit obligations and plan assets for the pension plan and the postretirement benefit plan is December 31.

The following table sets forth the plans’ benefit obligations, fair value of plan assets, and funded status at December 31, 2014 and 2013:

	Pension benefits		Postretirement benefits
	2014	2013	2014	2013
Projected benefit obligation	$(37,141,848)	(30,705,119)	(16,495,524)	(11,895,846)
Fair value of plan assets	32,507,733	30,786,487	—	—

Funded status	$(4,634,115)	81,368	(16,495,524)	(11,895,846)

Accrued benefit cost	$(4,634,115)	81,368	(16,495,524)	(11,895,846)

Accrued benefit cost is reflected in accrued expenses and other current liabilities on the consolidated balance sheets.

Accumulated other comprehensive loss includes, $8,980,775 and $4,499,024, related to the plans at December 31, 2014 and 2013, respectively. This amount is primarily comprised of net actuarial loss of $14,353,240 and $7,182,438, at December 31, 2014 and 2013, respectively.

The accumulated benefit obligation for the pension plan was $31,145,892 and $25,777,513 at December 31, 2014 and 2013, respectively.

14	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

Net periodic benefit cost recognized and other changes in plan assets and benefit obligations recognized in accumulated other comprehensive loss in 2014 and 2013 were:

	Pension benefits		Postretirement benefits
	2014	2013	2014	2013
Net periodic benefit cost recognized	$1,808,664	2,189,621	1,153,777	1,502,186

Other changes in plan assets and benefit obligations:
Amortization of transition obligation	—	—	(16,793)	(41,140)
Net actuarial loss (gain)	4,952,047	(4,716,856)	3,858,032	(3,179,200)
Amortization of net loss	(885,228)	(1,301,405)	—	(43,919)
Prior service credit	—	—	—	(964,477)
Amortization of prior service cost	—	—	—	(91,208)

Total recognized in accumulated other comprehensive income (loss)	4,066,819	(6,018,261)	3,841,239	(4,319,944)

Total recognized in net periodic benefit cost and accumulated other comprehensive income (loss)	$5,875,483	(3,828,640)	4,995,016	(2,817,758)

The net loss for the defined benefit pension plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $1,220,000. The transition obligation, prior service cost, and net loss for the defined benefit postretirement plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $0 and $0 respectively.

Weighted average assumptions used to determine benefit obligations at December 31, 2014 and 2013 were as follows:

	Pension benefits		Postretirement benefits
	2014	2013	2014	2013
Discount rate	3.64%	4.46%	3.94%	4.90%
Rate of compensation increase	3.00	3.00	3.00	3.00

15	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

Weighted average assumptions used to determine net benefit cost for the years ended December 31, 2014 and 2013 were as follows:

	Pension benefits		Postretirement benefits
	2014	2013	2014	2013
Discount rate	4.46%	3.55%	4.90%	3.98%
Expected long-term rate of return on plan assets	6.00	6.00	—	—
Rate of compensation increase	3.00	3.00	3.00	3.00

The Company’s overall expected long term rate of return on assets is 6.00%. The expected long term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 2014, dropping to an ultimate 5% trend in 2019.

The following table summarizes benefit costs, benefits paid, and employer contributions for the years ended December 31, 2014, 2013 and 2012:

	Pension benefits			Postretirement benefits
	2014	2013	2012	2014	2013	2012
Benefit cost	$1,808,664	2,189,621	2,097,233	1,153,777	1,502,186	1,430,898
Benefits paid	1,529,838	2,516,521	1,719,685	395,338	379,987	328,378
Employer contributions	1,160,000	1,200,000	4,859,367	395,338	379,987	328,378

16	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

(a)	Plan Assets

The asset allocations of the Company’s pension benefits at December 31, 2014 and 2013 measurement dates were as follows:

	Pension benefits – plan assets
		Fair value measurements at December 31, 2014
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Asset category:
Cash	$4,871,290	4,871,290	—	—
Mutual funds:
U.S. equity	17,888,024	17,888,024	—	—
International equity	1,628,777	1,628,777	—	—
Bond funds	8,119,642	8,119,642	—	—

Total	$32,507,733	32,507,733	—	—

	Pension benefits – plan assets
		Fair value measurements at December 31, 2013
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Asset category:
Cash	$4,567,717	4,567,717	—	—
Mutual funds:
U.S. equity	17,047,081	17,047,081	—	—
International equity	1,559,712	1,559,712	—	—
Bond funds	7,611,977	7,611,977	—	—

Total	$30,786,487	30,786,487	—	—

17	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

	Plan assets
	December 31
	2014	2013
Asset category:
Cash	15.0%	14.8%
Equity securities	60.0	60.5
Debt securities	25.0	24.7

Total	100.0%	100.0%

The Company’s investment policies and strategies for the pension plan use target allocations for the individual asset categories. The Company’s investment goals are to maximize returns subject to specific risk management policies. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

(b)	Cash Flows

The Company’s funding policy is to contribute annually no less than the minimum requirement under the Employee Retirement Income Security Act of 1974. Pursuant to this policy, the Company expects to contribute $1,200,000 and $426,461 to its pension plan and postretirement benefit plan, respectively in 2015.

The pension and postretirement benefits expected to be paid in each year 2015 – 2019 are $1,777,180; $1,653,702; $2,246,684; $2,927,095 and $3,725,255 respectively. The aggregate benefits expected to be paid in the five years thereafter are $17,972,499. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligations at December 31, 2014 and include estimated future employee service.

The Company also has a contributory thrift plan which is available to substantially all employees. The Company matches employee contributions up to 6% of the employee’s base salary. In addition, a separate 401(k) plan went into effect January 1, 2007 for all employees hired subsequent to that date. Total contributions by the Company to the two plans were approximately $1,485,135, $1,374,588 and $1,217,709 for 2014, 2013 and 2012, respectively.

(7)	Derivative Instruments and Hedging Activities

The Company is subject to the risk of fluctuation in interest rates in the normal course of business. The Company manages interest rate risk through the use of fixed rate debt, floating rate debt and, at times, interest rate swaps. The Company does not speculate using derivative instruments.

The Company had one interest rate swap agreement, which was designated a fair value hedge. The interest rate swap was redeemed during 2013. The interest rate under the swap reset semiannually based on the six-month LIBOR at the reset date. The amount remaining to be realized in earnings related to the interest rate

18	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

swap was $1,702,074 at December 31, 2014. Long-term debt was also adjusted to recognize the change in fair value of the related hedged liability. The amount remaining in long-term debt at the date of redemption will be recognized in earnings over the remainder of the original term of the interest rate swap.

By using derivative financial instruments to hedge exposures to changes in interest rates, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high-quality counterparties. The derivative instruments entered into by the Company do not contain credit risk related contingent features.

Market risk is the adverse effect on the value of an interest rate swap that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

(8)	Commitments and Contingencies

The Company leases pipeline right of way and office premises and equipment. All of the Company’s leases are classified as operating leases.

The following is a schedule by year of minimum future rentals on operating leases for office premises, equipment and right-of-way commitments as of December 31, 2014:

Year ending December 31:
2015	4,290,119
2016	4,240,641
2017	4,272,500
2018	4,296,623
2019	4,319,732
Thereafter	10,351,252

The Company has entered into both cancelable and noncancelable leases for pipeline right of way. All right of way leases are essentially future lease commitments since they relate to the operation of the pipeline and are necessary for its continued operation. The annual rental payments for these leases were approximately $428,635, $409,074 and $383,674 for December 31, 2014, 2013 and 2012 respectively. Total rental expense was approximately $4,302,356, $3,208,702 and $2,487,932 for the years ended December 31, 2014, 2013 and 2012 respectively, and is reflected in general and administrative expenses on the consolidated statements of income and retained earnings. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future annual rental expense will not be substantially less than the amount shown for 2014.

At December 31, 2014 and 2013, the Company had letters of credit outstanding of approximately $2,005,000 related to insurance companies and remediation projects.

19	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

(9)	Fair Value Measurements and the Fair Value Option

(a)	Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, receivables from affiliated companies, interest and other receivables, other assets, accounts payable, accrued expenses and other current liabilities, and accrued interest approximate fair value because of the short maturity of those instruments. The estimated fair value of the Company’s Series K, L, N, and O secured notes and advancing term note at December 31, 2014 and 2013 was a $368,232,299 and $377,067,565, respectively. The carrying amount of these notes was $335,181,818 and $339,545,455 at December 31, 2014 and 2013, respectively.

The fair values of the financial instruments discussed above represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

The fair value of the Company’s long term debt is measured using quoted offered side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates and the Company’s credit standing. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company.

(b)	Fair Value Hierarchy

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

20	(Continued)

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The pension plan assets are considered Level 1 and there are no Level 2 or 3 assets or liabilities in the financial statements at fair value.

The consolidated financial statements as of and for the years ended December 31, 2014 and 2013 do not include any nonrecurring fair value measurements relating to assets or liabilities.

(10)	Sale of Pipeline

In August 2012, the Company sold a pipeline segment, approximately 50 miles in length that runs from the Lake Charles, Louisiana area to the Port Arthur, Texas area for $75,000,000. The sale included the associated pump station facilities and all other related assets. The sale resulted in a gain of approximately $72,430,000 which is included in other income in the consolidated statements of income and retained earnings. The Company obtained approval from FERC to recognize a gain on the sale of the assets.

(11)	Subsequent Events

Management has evaluated subsequent events through February 13, 2015, the date these financial statements were available to be issued. There were no subsequent events that required recognition or disclosure in the financial statements.